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                                                                     Exhibit 3.4

                                     FORM OF

                                     BYLAWS

                                       OF

                               [Corporation Name]

                           (A __________ CORPORATION)



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                                      INDEX


                                                                           Page
                                                                          Number

ARTICLE ONE - OFFICES                                                        1
                       1.         Registered Office                          1
                       2.         Other Offices                              1

ARTICLE TWO - MEETINGS OF STOCKHOLDERS                                       1
                       1.         Place                                      1
                       2.         Time of Annual Meeting                     1
                       3.         Call of Special Meetings                   1
                       4.         Notice and Waiver of Notice                1
                       5.         Business of Special Meeting                2
                       6.         Quorum                                     2
                       7.         Required Vote                              2
                       8.         Voting of Shares                           2
                       9.         Proxies                                    2
                       10.        Stockholder List                           2
                       11.        Action Without Meeting                     2
                       12.        Fixing Record Date                         3
                       13.        Inspectors and Judges                      3

ARTICLE THREE - DIRECTORS                                                    3
                       1.         Number, Election and Term                  3
                       2.         Vacancies                                  4
                       3.         Powers                                     4
                       4.         Place of Meetings                          4
                       5.         Annual Meeting                             4
                       6.         Regular Meetings                           4
                       7.         Special Meetings and Notice                4
                       8.         Quorum and Required Vote                   4
                       9.         Action Without Meeting                     5
                       10.        Telephone Meetings                         5
                       11.        Committees                                 5
                       12.        Compensation of Directors                  5

ARTICLE FOUR - OFFICERS                                                      5
                       1.         Positions                                  5
                       2.         Election of Specified Officers Board       5
                       3.         Election or Appointment of Other Officers  5
                       4.         Salaries                                   6
                       5.         Term                                       6

ARTICLE FIVE - CERTIFICATES FOR SHARES                                       6
                       1.         Issue of Certificates                      6
                       2.         Facsimile Signatures                       6
                       3.         Lost Certificates                          6
                       4.         Transfer of Shares                         6

                                      -i-



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ARTICLE SIX - GENERAL PROVISIONS                                           6
                       1.         Dividends                                6
                       2.         Reserves                                 7
                       3.         Checks                                   7
                       4.         Fiscal Year                              7
                       5.         Conflicts                                7

ARTICLE SEVEN - AMENDMENTS OF BYLAWS                                       7

                                      -ii-


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                                    FORM OF

                               [Corporation Name]

                                     BYLAWS



                                   ARTICLE ONE

                                     OFFICES

         Section 1. Registered Office. The registered office of [Corporation Name], a [________] corporation (the "Corporation"), shall be located in any city in the State of [______].

         Section 2. Other Offices. The Corporation may also have offices at such other places outside the State of [_______], as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine or as the business of the Corporation may require.



                                   ARTICLE TWO

                            MEETINGS OF STOCKHOLDERS

         Section 1. Place. All annual meetings of stockholders shall be held at such place, within or without the State of [______], as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of stockholders may be held at such place, within or without the State of [______], and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Time of Annual Meeting. Annual meetings of stockholders shall be held on such date and at such time fixed, from time to time, by the Board of Directors, provided that there shall be an annual meeting held every calendar year at which the stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

         Section 3. Call of Special Meetings. Special meetings of the stockholders may be called by the President or the Board of Directors, or by the Secretary upon receipt of the written request of the holders of not less than a majority of all shares issued and outstanding and entitled to vote at the meeting.

         Section 4. Notice and Waiver of Notice. Written or printed notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called (and any additional information as required by law), shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting, either personally or by first-class mail, by or at the direction of the Chairman of the Board, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting. If the notice is mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If a meeting is adjourned to another time and/or place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting or if the adjournment is for more than thirty (30) days. Notice need not be given to any stockholder who submits a written waiver of notice by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when a stockholder attends a

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meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

         Section 5. Business of Special Meeting. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

         Section 6. Quorum. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of stockholders, except as otherwise provided in the Corporation's articles of incorporation (the "Articles of Incorporation"). If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified and called. The stockholders present at a duly organized meeting may continue to transact business notwithstanding the withdrawal of some stockholders prior to adjournment, but in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and thus represented at such meeting.

         Section 7. Required Vote. The vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the Corporation's stockholders, unless the vote of a greater number is required by law, the Articles of Incorporation, or these Bylaws.

         Section 8. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class are limited or denied by the Articles of Incorporation or the [relevant state law].

         Section 9. Proxies. A stockholder may vote in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. A proxy shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, unless the proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest. The revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation.

         Section 10. Stockholder List. The officer or agent having charge of the Corporation's stock transfer books shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number and class and series, if any, of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be subject to inspection by any stockholder at any time during the usual business hours at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to which stockholders are entitled to examine such list or transfer book or to vote at any such meeting of stockholders.

         Section 11. Action Without Meeting. Any action required by the statutes to be taken at a meeting of stockholders, or any action that may be taken at a meeting of the stockholders, may be taken without a meeting or notice if a consent or consents, in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be



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necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted with respect to the subject matter thereof, and such consent shall be delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation, having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the Corporation's registered office shall be by hand or certified mail, return receipt requested. Such consent shall have the same force and effect as a vote of stockholders taken at such a meeting, pursuant to the [relevant state law].

         Section 12. Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purposes, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty
(60) days, and, in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the Board of Directors fixes a new record date for the adjourned meeting.

         Section 13. Inspectors and Judges. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.

                                  ARTICLE THREE

                                    DIRECTORS

         Section 1. Number, Election and Term. The number of directors comprising the Board of Directors shall be fixed from time to time by resolution of either the stockholders or the Board of Directors, but the number shall not be less than one (1). The directors shall be elected at the annual meeting of the stockholders by a plurality of the votes cast at the election, except as provided in Section 2 of this Article, and each director elected shall hold office for the term for which he is elected and until his successor is elected and qualified. Directors need not be residents of the State of [_____], stockholders of the Corporation or citizens of the United States. Unless provided otherwise by law, any director may be



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removed at any time, with or without cause, upon a majority vote of the stockholders or directors at any regular or special meeting thereof.

         Section 2. Vacancies. A director may resign at any time by giving written notice to the Board of Directors. Such resignation shall take effect as of the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors may be filled by the affirmative vote of a majority of the current directors, though less than a quorum of the Board of Directors, or may be filled by an election at an annual or special meeting of the stockholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next election of one or more directors by stockholders if the vacancy is caused by an increase in the number of directors.

         Section 3. Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised and done by the stockholders.

         Section 4. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of [______].

         Section 5. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held, without call or notice, immediately following each annual meeting of stockholders.

         Section 6. Regular Meetings. Regular meetings of the Board of Directors may also be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         Section 7. Special Meetings and Notice. Special meetings of the Board of Directors may be called by the President and shall be called by the Secretary on the written request of any two (2) directors. Written notice of special meetings of the Board of Directors shall be given to each director at least five
(5) days before the meeting. Except as required by the [relevant state law], neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notices to directors shall be in writing and delivered personally, mailed to the directors at their addresses appearing on the books of the Corporation, or sent via facsimile to the number appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be received. Notice to directors may also be given by telegram, and shall be deemed delivered when the same shall be deposited at a telegraph office for transmission and all appropriate fees therefor have been paid. Whenever any notice is required to be given to any director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 8. Quorum and Required Vote. A majority of the directors shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other



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than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified and called.

         Section 9. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or committee thereof may be taken without a meeting if, before or after the action, a consent in writing, setting forth the action taken, is signed by all of the members of the Board of Directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.

         Section 10. Telephone Meetings. Directors and committee members may participate in and hold a meeting by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meetings shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

         Section 11. Committees. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except where the action of the full Board of Directors is required by the [relevant state law]. Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

         Section 12. Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                  ARTICLE FOUR

                                    OFFICERS

         Section 1. Positions. The officers of the Corporation shall consist of a President, a Vice President, a Secretary and a Treasurer who shall be the Chief Financial Officer. Any two or more offices may be held by the same person.

         Section 2. Election of Specified Officers by Board. The President, Vice President, Secretary and Treasurer shall be elected by the Board of Directors.

         Section 3. Election or Appointment of Other Officers. Additional Vice Presidents and such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors.



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         Section 4. Salaries. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors or pursuant to its discretion.

         Section 5. Term. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, or, in the case of an officer appointed by the Chairman of the Board, by the Chairman of the Board or the Board of Directors.

                                  ARTICLE FIVE

                             CERTIFICATES FOR SHARES

         Section 1. Issue of Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates (and upon request every holder of uncertificated shares) shall be entitled to have a certificate signed by, or in the name of the Corporation by the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form.

         Section 2. Facsimile Signatures. Any and all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of the issue.

         Section 3. Lost Certificates. The Corporation may issue a new certificate of stock in place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or his legal representative to furnish an affidavit as to such loss, theft or destruction and to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         Section 4. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


                                   ARTICLE SIX

                               GENERAL PROVISIONS

         Section 1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Articles of Incorporation.


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         Section 2. Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

         Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 4. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year, unless otherwise fixed by resolution of the Board of Directors.

         Section 5. Conflicts. These Bylaws are subject to the Articles of Incorporation and any Articles of Designation to such Articles of Incorporation filed with the [______] Secretary of State, and any conflict between these Bylaws and the Articles of Incorporation or any Articles of Designation shall be resolved in favor of the Articles of Incorporation or Articles of Designation.



                                  ARTICLE SEVEN

                              AMENDMENTS OF BYLAWS

         These Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any meeting of either the stockholders or the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the stockholders or directors present at such meeting.








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